                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 3, 2006
                Date of Report (Date of earliest event reported)

                                   CD&L, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                         0-26954                22-3350958
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation or                                          Identification No.)
organization)

              80 WESLEY STREET, SOUTH HACKENSACK, NEW JERSEY 07606
               (Address of principal executive offices) (Zip Code)

        (Registrant's telephone number, including area code) 201.487.7740

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         On July 3, 2006, CD&L, Inc. ("CD&L") and Velocity Express Corporation ("Velocity") signed a definitive merger agreement for Velocity to acquire CD&L, Inc. in a fully-financed, two-step, all cash transaction for $3.00 per share.

         The merger agreement provides that, upon the terms and subject to the conditions contained in it, a wholly-owned subsidiary of Velocity ("Sub") will be merged with CD&L, the separate corporate existence of Sub will cease, CD&L will be the surviving corporation and continue to be governed by the laws of the State of Delaware, and the corporate existence of CD&L with all its rights, privileges, immunities, powers, and franchises shall continue unaffected by the merger. Sub is also a party to the merger agreement.

         At the effective time of the merger, each share of CD&L's common stock issued and outstanding immediately before the merger, other than dissenting shares, will be canceled and converted into the right to receive $3.00 in cash, without interest. The $3.00 amount is subject to proportionate adjustment so as to maintain an aggregate merger consideration of approximately $33 million in the event that the total number of shares of common stock outstanding, or issuable (net of any exercise or conversion price) upon exercise or conversion of CD&L stock options outstanding, at the effective time of the merger is more or less than 11,039,238 shares. No adjustment of the per-share purchase price need be made as a result of any change in the number of shares unless such adjustment would exceed $0.01. After the merger is effective, each holder of a certificate representing shares of our common stock, other than dissenting shares, will no longer have any rights with respect to those shares, except for the right to receive the cash merger consideration. Each share of CD&L's common stock held by CD&L, Velocity or its subsidiaries at the time of the merger will be canceled without any payment.

         At the signing of the merger agreement, Velocity deposited for the benefit of the CD&L stockholders an amount of cash equal to the aggregate merger consideration with American Stock Transfer & Trust Company, as paying agent.

         Velocity and its subsidiaries are engaged in the business of providing same-day transportation and distribution/logistics services to individual consumers and businesses. Velocity operates primarily in the United States, with limited operations in Canada.

         Velocity has one of the largest nationwide networks of time-critical logistics solutions in the United States and is a leading provider of scheduled, distribution and expedited logistics services. Velocity's customers are comprised of multi-location, blue chip customers with operations in the commercial and office products, financial, healthcare, transportation and logistics, technology, and energy sectors.

         CD&L will be calling a special meeting to seek shareholder approval of the merger agreement. If the merger agreement is approved at the special meeting and there is no litigation with respect thereto, it is anticipated that the merger will be completed immediately after the special meeting. Velocity, through its ownership of common stock acquired under the securities purchase agreements described below and through its rights under the voting agreement described below, has or controls the vote of a majority of the shares of CD&L's common stock, and has indicated that it will vote to approve the merger agreement.

         CD&L has agreed that it will cease any existing activities, discussions or negotiations with any third party with respect to any competing transactions, and has agreed that neither it nor its representatives will solicit, initiate, knowingly encourage or facilitate any third-party acquisition proposals.

         If CD&L receives a competing offer or inquiry from a third-party, it must advise Velocity of (i) the receipt of such offer or an inquiry which could reasonably be expected to lead to a competing offer; (ii) the identity of the party submitting such offer or inquiry; and (iii) the material terms and conditions of such offer. CD&L's board of directors may withhold, withdraw or materially modify its recommendation to its stockholders of the merger in response to a competing offer that it believes will result in a superior competing transaction (defined below). CD&L must provide prior written notice to Velocity of any such action and give Velocity the opportunity to discuss the superior competing transaction for a period of seven business days after such notice, and after seven business days CD&L's board must determine in good faith that the competing offer is reasonably likely to result in a superior competing transaction.

         If CD&L receives a bona fide, unsolicited, written proposal or offer for a competing transaction by a third party which:

         o        CD&L's board:

                  - determines in good faith, after consulting with its financial advisor, will result in, or is reasonably likely to lead to, a transaction more favorable to its stockholders than the merger with Velocity, and

                  - after consulting with counsel, reasonably determines that failure to entertain the third-party proposal may result in a breach of its fiduciary duties;

         o        is reasonably capable of being consummated, and

         o is subject to a confidentiality agreement with the third party on terms no less favorable, in all material respects, than the confidentiality agreement with Velocity,

which is referred to as a "superior competing transaction," it may furnish to the third party information with respect to CD&L and participate in discussions and negotiations with the third party provided that CD&L has delivered prior written notice to Velocity that it intends to take such actions.

         In order to permit a superior competing transaction to be approved by CD&L's stockholders, Velocity has agreed not to vote any more than 25% of the outstanding shares of CD&L common stock against a superior competing transaction. Any shares that CD&L does not vote against a superior competing transaction must be voted, abstained or not voted in the same proportion as all other shares not held by the Company are voted, abstained or not voted

         CD&L and Velocity can agree to terminate the merger agreement at any time upon the approval of their respective boards of directors.

         Either CD&L or Velocity can terminate the merger agreement if:

         o any court of competent jurisdiction in the United States or other governmental authority shall have issued a final, non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger;

         o  holders of CD&L's common stock fail to approve the merger; or

         o the merger has not occurred on or before the 180th day following the signing date (July 3, 2006).

         Velocity may terminate the merger agreement if:

         o CD&L materially breaches its covenant not to solicit a business combination transaction in competition with the merger, or if CD&L's board of directors withholds, withdraws or materially modifies its recommendation of the merger agreement or the merger in a manner adverse to Velocity.

         CD&L can terminate the merger agreement if:

         o CD&L's board of directors withholds, withdraws or materially modifies its recommendation of the merger agreement to its stockholders in response to a superior competing transaction after giving Velocity a reasonable opportunity to discuss the superior competing transaction and any proposed amendments to the merger agreement for a period of seven business days (during which Velocity could increase the amount of the merger consideration payable to CD&L's stockholders) and CD&L pays Velocity a termination fee of $2.5 million in cash.

         The Merger Agreement obligates both Velocity and CD&L to indemnify and hold harmless, to the fullest extent of applicable law, any person who served CD&L as an officer, director, or employee or in any other fiduciary capacity during any period prior to the effective time of the merger agreement from and against any losses, damages, claims, costs and expenses of any kind arising out of the person's service to CD&L in such capacity. In addition, Velocity is obligated to purchase for the benefit of such indemnified persons a six-year insurance policy against officers' and directors' liability commensurate with the terms and conditions of CD&L's existing policy.

         On July 3, 2006, CD&L and American Stock Transfer & Trust Company ("AST") entered into amendment no. 2 to CD&L's stockholder protection rights plan (the "plan") for which AST acts as rights agent. The amendment provides that under the plan neither a Flip-in Date, Flip-over Transaction or Event, Separation Time nor a Stock Acquisition Date (as such terms are defined in the plan) shall be deemed to have occurred, none of Velocity, Sub or any of their affiliates or associates shall be deemed to have become an Acquiring Person (as defined in the plan), and no holder of any rights shall be entitled to exercise such rights, or be entitled to any rights, in any such case by reason of (a) the approval, execution or delivery of the merger agreement, the voting agreement described below or the securities purchase agreements (as defined below) or (b) the commencement or, prior to termination of the merger agreement, the consummation of any of the transactions contemplated by the merger agreement, including the merger, or by the voting agreement or the securities purchase agreements.


ITEM 5.01.  CHANGES IN CONTROL.

         Simultaneously with the execution of the merger agreement with CD&L, Velocity acquired in private transactions CD&L convertible securities that account for 49% of CD&L's common shares on a fully diluted basis and promptly converted or exercised such securities, so that as of July 11, 2006, Velocity will own approximately 9,036,261 shares of CD&L's common stock. It also executed voting agreements with seven of the individuals who sold Velocity CD&L's Series A 10% convertible subordinated debentures, who also hold an additional 8% of the outstanding shares of CD&L common stock, to vote their shares in favor of a merger with Velocity. Velocity has agreed to certain restrictions on its ability to exercise its voting rights to enable CD&L's Board to exercise its fiduciary duties.

                  To finance the acquisitions under the securities purchase agreements and to provide funds for the merger with CD&L, on July 3, 2006 Velocity sold 4 million shares of its Series Q Convertible Preferred Stock for a total consideration of $40 million and 75,000 units of its 12% Senior Secured Notes due 2010 for a total consideration of $70.7 million. The 12% Senior Secured Notes consist of a Note with a face value of $1,000 and 345 Warrants to purchase Velocity common shares at an exercise price of $1.45 per share. The Senior Notes were sold at a discount of 6.56% of face value. Simultaneously with this financing, Velocity paid off and terminated its revolving credit facility and Senior Subordinated Note.

SERIES A PREFERRED STOCK, COMMON STOCK AND WARRANT PURCHASE AGREEMENTS

         On July 3, 2006, Velocity entered into a Series A Preferred Stock and Warrant Purchase Agreement with BNP Paribas ("Paribas") and two Series A Preferred Stock, Common Stock and Warrant Purchase Agreements with Exeter Capital Partners IV, L.P. ("Exeter IV"), one of which related to securities purchased on June 30, 2006, by Exeter IV from the United States Small Business Administration as receiver for Exeter Venture Lenders, L.P. ("Exeter I") and one relating to our securities held by Exeter IV prior to that date (collectively, the "preferred purchase agreements"). Under the preferred purchase agreements, Velocity purchased the following securities at the following prices:

                                                                 SERIES A PREFERRED STOCK
                                                                 ------------------------
                            NUMBER OF                  AS CONVERTED TO              PER COMMON             AGGREGATE PURCHASE
                         PREFERRED SHARES                   COMMON             SHARE PURCHASE PRICE              PRICE
                         ----------------                   ------             --------------------        ------------------
Paribas                       262,467                      2,624,670                    2.10                   $5,511,807
Exeter IV                     131,234                      1,312,340                    3.00                   $3,937,020


                                 COMMON STOCK PURCHASE WARRANTS (EXERCISABLE AT $.001 PER SHARE)

                                                           PER SHARE                     AGGREGATE
                         NUMBER OF WARRANTS             PURCHASE PRICE                 PURCHASE PRICE
                         ------------------             ---------------                ---------------
Paribas                       337,500                        2.10                         $708,750
Exeter IV                     168,750                        3.00                         $506,250

                                                              COMMON STOCK
                                                              ------------
                                                           PER SHARE                     AGGREGATE
                         NUMBER OF SHARES               PURCHASE PRICE                 PURCHASE PRICE
                         ----------------               ---------------                ---------------
Exeter IV                     656,168                         3.00                        $1,968,504


         All payments to Paribas were made in cash. Payments to Exeter IV were made as follows: (a) as to the securities it historically owned, Exeter IV received 3,205 units, each consisting of a 12.0% senior secured promissory note in the principal amount of $1,000 and warrants to purchase up to 345 shares of Velocity common stock at a price of $1.20 per share. Velocity simultaneously sold additional units to investors at a price of $1,000 per unit (i.e., so that Velocity effectively paid Exeter IV $3.00 per CD&L common share based on such value) and (b) as to the securities acquired on June 30, 2006 from Exeter I, Exeter IV received 2,465,418 shares of Velocity common stock at an agreed-on price of $1.30 per share (so that Velocity effectively paid Exeter IV $3.00 per share for such CD&L securities on an as-converted basis, based on such value).

         Shortly after consummation of such purchases, Velocity provided notice of conversion of the Series A preferred stock, effective as of July 11, 2006, into an aggregate of 3,937,010 shares of CD&L's common stock, and exercised the 506,250 warrants on a cashless basis for an aggregate exercise price of $506.25, so that it received 506,075 shares. As a result, under the preferred purchase agreements, Velocity acquired, in the aggregate, 5,099,253 shares of CD&L's common stock.

SERIES A CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT

         On July 3, 2006, Velocity entered into a Series A Convertible Subordinated Debenture Purchase Agreement (the "debenture purchase agreement") with the 14 individuals who held all of the Company's Series A debentures in the aggregate principal amount of $4 million, including Albert W. Van Ness, Jr., Chairman and Chief Executive Officer of CD&L, William T. Brannan, President and a director of CD&L, Michael Brooks, Group Operations President and a director of CD&L, Russell Reardon, Chief Financial Officer of CD&L, Mark Carlesimo, General Counsel of CD&L, Matthew J. Morahan, a director of CD&L, Peter Young, a director of CD&L, five other officers of subsidiaries of the Company, a consultant to the Company, and one other individual (the "Series A debenture sellers"). Under the debenture purchase agreement, Velocity purchased the Series A debentures as follows:

                                PRINCIPAL AMOUNT                AS CONVERTED              PER COMMON
SELLER                            OF DEBENTURES                COMMON SHARES              SHARE PRICE           AGGREGATE PRICE
------                            -------------                -------------              -----------           ---------------
Albert W. VanNess, Jr.            $  600,000                      590,551                   $3.25                $1,919,291.34
William T. Brannan                   600,000                      590,551                    3.25                 1,919,291.34
Michael Brooks                       600,000                      590,551                    3.25                 1,919,291.34
Russell Reardon                      600,000                      590,551                    3.25                 1,919,291.34
Mark Caslesimo                       100,000                       98,425                    3.25                   319,881.89
Matthew Morahan                      200,000                      196,851                    3.25                   639,763.78
Peter Young                          100,000                       98,425                    3.25                   319,881.89
Other Series A                     1,200,000                    1,181,103                    3.25                 3,838,581.50
Debenture Sellers
(7 persons)

         The Series A debenture sellers had been parties to a shareholders agreement with CD&L and the holders of the Series A preferred stock under which they had a right of first refusal to acquire the Series A preferred stock. As a condition to Velocity's entry into the debenture purchase agreement, the Series A debenture sellers also entered into an agreement whereby they waived those rights of first refusal in connection with Velocity's purchase of the Series A preferred stock.

         Shortly after consummation of the debenture purchase, Velocity converted the Series A debentures into an aggregate of 3,937,008 shares of our common stock. As a result of this conversion and the preferred purchase agreement, Velocity will own as of July 11, 2006 9,036,261 shares of CD&L's common stock, representing 49.1% of the outstanding shares of common stock. The debenture purchase agreement and the preferred purchase agreements are collectively referred to as the "securities purchase agreements."

VOTING AGREEMENT

         As a condition to entering into the merger agreement and the debenture purchase agreement, Velocity required that each of Albert Van Ness, Jr., William
T. Brannan, Michael Brooks, Russell J. Reardon, Matthew J. Morahan, Vincent P. Brana (a consultant to the Company and a former officer) and Jack McCorkell (an officer of one of our subsidiaries) enter into a voting agreement. Under the voting agreement each such stockholder agreed to vote in favor of the merger and the merger agreement and against any action which would result in a breach of the merger agreement or voting agreement. The voting agreement also provides that such stockholders will vote against any extraordinary corporate transaction, sale or transfer of assets, change to the Board of Directors, change in capitalization, charter or bylaws, change to the structure or business of CD&L, or any other action which would potentially interfere, delay or adversely effect the merger or transactions contemplated thereby. The prohibition does not apply to a vote for a competing merger offer that the Board determines to be on more favorable terms than the Velocity merger agreement, provided that the Board recommends the stockholders do not approve the merger transaction with Velocity. The voting agreement will terminate upon the earlier of the termination of the merger agreement, in accordance with its terms, or the effective date of the merger.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

    4.1 Amendment No. 2 to Stockholder Protection Rights Agreement by and between CD&L, Inc. and American Stock Transfer & Trust Company.

    10.1. Agreement and Plan of Merger dated July 3, 2006 between CD&L, Inc., CD&L Acquisition Corp. and Velocity Express Corporation.

    99.1. Press Release dated July 5, 2006 announcing the merger agreement with Velocity Express Corporation.

NOTE: IN CONNECTION WITH THE PROPOSED MERGER, CD&L INTENDS TO FILE A PROXY STATEMENT AND OTHER RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). CD&L'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. CD&L's stockholders will be able to obtain free copies of the proxy statement, when it becomes available, as well as the other relevant materials, without charge, at the SEC's Web site (http://www.sec.gov). Copies of CD&L's filings may also be obtained without charge from CD&L at CD&L's Web site (www.cdl.net) or by directing a request to CD&L, Inc., Secretary, 80 Wesley Street, South Hackensack, New Jersey 07606.

CD&L and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding CD&L's directors and executive officers is available in CD&L's 2005 Annual Report on Form 10-K filed with the SEC on April 4, 2006 and CD&L's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement, and the other relevant documents filed with the SEC when they become available.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: July 10, 2006                 CD&L, INC.


                                     By: /s/ Russell J. Reardon
                                     ----------------------------------
                                     Russell J. Reardon
                                     Vice President and Chief Financial Officer